POWER OF ATTORNEY

1.	Appointment of Attorney-in-Fact.  KNOW ALL PERSONS BY THESE PRESENTS, that I,
Henry R. Slack, residing in Peapack NJ, 07977 make, constitute and appoint any one of the following individuals to be my lawful Attorney-in-Fact to perform the acts listed herein:

Ken Smith,          Ft. Myers, Florida
Denise Plair,        Ft. Myers, Florida

2.	Enumeration of Attorney-in-Fact's Powers.  The powers granted to my
Attorney-in-Fact are to sign and execute, on my behalf, the filing of Forms 3 and 4 as required by the Securities and Exchange Act (the Act) of 1934 under
Section 16 of the Act.


3.	Full Faith and Credit.  The Securities and Exchange Commission is authorized to give any such Forms 3 and 4 filing executed by an Attorney-in-Fact, named herein, full faith and credit.


4.	Duration.  This Power of Attorney will remain in force until written notice of revocation is executed and delivered by me.


5.	Signatures of Attorneys-in-Fact.  The signatures of the attorneys-in-Fact follows:

      IN WITNESS WHEREOF, I have hereunto set my hand and seal this 19th day of November, 2013.


/s/ Henry R. Slack
Henry R. Slack


/s/ Ken Smith
Ken Smith

/s/ Denise Plair
Denise Plair


Witness

/s/ Carol S. Schwartz
Carol S. Schwartz